Exhibit 10.37

Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment as indicated by [REDACTED] and separately filed with the Commission.

daimlerchrysler

August 10, 2005

DaimlerChrysler
Motors Company LLC

Fleet Operations

Mr. Bill Lobeck

Vanguard Car Rental USA Inc.

PO Box 22233

Tulsa, OK 74121-2233

Dear Bill,

This letter is to confirm our agreement for 2006MY GDP and Risk purchases from Vanguard Car Rental USA Inc., a total of [REDACTED] units.

DaimlerChrysler is in agreement to provide Vanguard a total GDP allocation of [REDACTED] units as follows:

Body Model	Volume
Sebring/Stratus Sedan
Sebring Convertible
Magnum
300/300C
Liberty
PT Cruiser	[REDACTED]
PT Cruiser Convertible
Gr. Caravan/Town & Country
Durango
Pacifica
Gr. Cherokee 4X2/4X4
Commander
Total

Note:   All GDP orders must include your Client Code 4PK. DaimlerChrysler Fleet Account Number (FAN) 52540 and GDP Program Order Code 3SM.

As part of the commitment made between DaimlerChrysler and Vanguard, DaimlerChrysler agrees to offer a special Daily Rental Incentive Program (DRIP) for these units. A payment of $[REDACTED] per unit will be issued monthly to Vanguard as orders are delivered (KZ X status) and reported sold. Vanguard agrees to order [REDACTED] 2006MY vehicles for delivery by December 31, 2005.

All GDP units will be eligible to be “taken out” of the GDP Program at the end of their in-service time.   Such units will be eligible for the Non Return Allowance Program. [REDACTED]

DaimlerChrysler Motors Company LLC
800 Chrysler Drive   CIMS 48348-15
Auburn Hills MI USA   48326-2757

A Company of the DaimlerChrysler Group

Vanguard agrees to purchase the following [REDACTED] Risk units, with incentives as listed:

Daily Rental
Body	Minimum	Purchase	Additional
Model	Volume	Allowance	Risk Incentive	Total
Liberty 4X2/4X4	[REDACTED]	$ [REDACTED]	$ [REDACTED]	$ [REDACTED]
PT Cruiser Conv.	[REDACTED]	$ [REDACTED]	$ [REDACTED]	$ [REDACTED]
Wrangler	[REDACTED]	$ [REDACTED]	$ [REDACTED]	$ [REDACTED]
Grand Cherokee 4X2/4X4	[REDACTED]	$ [REDACTED]	$ [REDACTED]	$ [REDACTED]
Total	[REDACTED]

1.                                       The published “Daily Rental Purchase Allowance” will be an invoice credit per Program Rules.

2.                                       Additional risk incentives will be paid monthly based on the following:

•                                            Proper coding of orders. Orders must include Risk Program Order Code “3B8”, your Client Code 4PK and DaimlerChrysler FAN 52540.

•                                            Submission of correctly processed NVDR’s. All sales must be reported as a Type 7 sale with the program code number 37A5V.

4.                                       Minimum volume must be achieved or only the Daily Rental Purchase Allowance will be paid and the additional Risk Incentive will be forfeited.

We appreciate your business Bill, and look forward to working together in the future. Please let us know if you have any questions or there is anything else we can assist you with in the future.

Sincerely,

/s/ F. E. Dankovich
F. E. Dankovich		Concur	/s/ W. J. Havey
Sr. Manager Daily Rental Sales		W. J. Havey, Controller

Concur	/s/ Bill Lobeck	Concur	/s/ Tom Kennedy
	Bill Lobeck, President and CEO	Tom Kennedy, CFO
	Vanguard Car Rental USA Inc.	Vanguard Car Rental USA Inc.

Concur	/s/ Bill Lobeck	Concur	/s/ Barry Benoit
	Bill Lobeck, President and CEO	Barry Benoit, VP of Fleet
	Vanguard Car Rental USA Inc.	Vanguard Car Rental USA Inc.

CC:	D. L Campau
P. W. Dougherty
G.M. Agostinelli